Exhibit 99

National Fuel Gas Company	Financial News

Release Date: Immediate August 4, 2011	6363 Main Street/Williamsville, NY 14221 Timothy J. Silverstein Investor Relations 716-857-6987 David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS THIRD QUARTER EARNINGS

WILLIAMSVILLE, N.Y. – National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated earnings for the third quarter of fiscal 2011 and for the nine months ended June 30, 2011.

HIGHLIGHTS

•

Earnings for the third quarter were $46.9 million or $0.56 per share, an increase of $4.3 million, or $0.05 per share, compared to the prior year’s third quarter earnings of $42.6 million, or $0.51 per share. The increase is mainly due to higher earnings in the Exploration and Production, Utility, and Energy Marketing segments and the All Other category.

•

Compared to the prior year’s third quarter, production of crude oil and natural gas increased approximately 3.6 billion cubic feet equivalent (“Bcfe”), or 27.5%, to 16.9 Bcfe. Appalachian production increased 152.5% to 12.2 Bcfe, including production from the Marcellus Shale of 10.3 Bcfe. The Company’s production for the entire 2011 fiscal year is expected to be between 68 and 71 Bcfe.

•

The Company is increasing and narrowing its GAAP earnings guidance range for fiscal 2011 to a range of $3.00 to $3.10 per share. The previous earnings guidance had been a range between $2.83 to $2.98 per share, (inclusive of the $0.37 per share gain on the sale of the Company’s landfill gas electric generation assets) and had assumed flat NYMEX pricing of $4.00 per (“MMBtu”) for natural gas and $80.00 per barrel (“Bbl”) for crude oil. The revised guidance assumes flat NYMEX pricing of $4.00 per MMBtu for natural gas and $90.00 per Bbl for crude oil for unhedged production for the remainder of the fiscal year.

•

The Company’s preliminary GAAP earnings guidance for fiscal 2012 is in the range of $2.85 to $3.15 per share. The 2012 preliminary guidance includes oil and gas production for the Exploration and Production segment in the range of 87 to 101 Bcfe and is based on an assumed flat NYMEX price of $4.50 per MMBtu for natural gas and $95.00 per Bbl for crude oil.

•	A conference call is scheduled for Friday, August 5, 2011, at 11 a.m. Eastern Time.

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MANAGEMENT COMMENTS

David F. Smith, Chairman and Chief Executive Officer of National Fuel Gas Company stated: “The third quarter was another great quarter for National Fuel. Even with the sale of our offshore Gulf of Mexico properties, consolidated production grew by more than 27 percent from the prior year largely due to the continuing growth of Seneca’s Marcellus operations. In July, we added a fifth Seneca-operated rig, which should increase the pace of our drilling even further.

“In the Pipeline and Storage segment, our expansion initiatives are moving along as planned. Construction is under way on the Supply Corporation Line N Expansion and the Empire Pipeline Tioga County Extension projects, both of which will go in service this fall. These projects, along with several other upcoming expansions, will make National Fuel one of the preeminent infrastructure companies serving shippers and producers throughout the region.

“Combining our rapid growth in Marcellus production with significant pipeline expansion opportunities and the earnings stability provided by our Utility segment, we are well positioned to deliver long-term value for all of our stakeholders.”

SUMMARY OF RESULTS

National Fuel had consolidated earnings for the quarter ended June 30, 2011, of $46.9 million, or $0.56 per share, compared to the prior year’s third quarter earnings of $42.6 million, or $0.51 per share, an increase of $4.3 million or $0.05 per share.

Consolidated earnings for the nine months ended June 30, 2011, of $221.0 million, or $2.64 per share, increased $33.5 million, or $0.37 per share, from the same period in the prior year, where earnings were $187.5 million or $2.27 per share. (Note: All references to earnings per share are to diluted earnings per share. All amounts are stated in U.S. dollars, and all amounts used in the discussion of earnings and operating results before items impacting comparability (“Operating Results”) are after tax unless otherwise noted.)

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	Three Months		Nine Months
	Ended June 30,		Ended June 30,
	2011	2010	2011	2010
(in thousands except per share amounts)
Reported GAAP earnings	$46,891	$42,585	$221,045	$187,512
Items impacting comparability[1]:
Gain on sale of landfill gas electric generation investments			(31,418)
(Income) Loss from discontinued operations		57		(771)

Operating Results	$46,891	$42,642	$189,627	$186,741

Reported GAAP earnings per share	$0.56	$0.51	$2.64	$2.27
Items impacting comparability[1]:
Gain on sale of landfill gas electric generation investments			(0.37)
(Income) Loss from discontinued operations		0.00		(0.01)

Operating Results	$0.56	$0.51	$2.27	$2.26

[1]	See discussion of these individual items below.

As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results when comparing the quarter and nine months ended June 30, 2011, to the comparable periods in 2010. Excluding these items, Operating Results for the current quarter of $46.9 million or $0.56 per share increased $4.2 million, or $0.05 per share, from the prior year’s third quarter where Operating Results were $42.6 million or $0.51 per share. Excluding these items, Operating Results for the nine months ended June 30, 2011, of $189.6 million, or $2.27 per share, compared to Operating Results of $186.7 million or $2.26 per share. Items impacting comparability will be discussed in more detail within the discussion of segment earnings below.

DISCUSSION OF RESULTS BY SEGMENT

(The following discussion of earnings for each segment is summarized in a tabular form at pages 10 through 13 of this report. It may be helpful to refer to those tables while reviewing this discussion.)

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and produces natural gas and oil reserves in California and Appalachia. Seneca completed the sale of its Gulf of Mexico assets in April 2011.

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The Exploration and Production segment’s earnings in the third quarter of fiscal 2011 of $32.8 million, or $0.39 per share, increased $4.9 million, or $0.06 per share, when compared with the prior year’s third quarter. The increase was mainly due to natural gas production that was 4.5 Bcf higher than the third quarter of fiscal 2010.

Overall production of natural gas and crude oil for the current quarter of 16.9 Bcfe increased approximately 3.6 Bcfe, or 27.5 percent, compared to the prior year’s third quarter. Production from Seneca’s Appalachia properties increased approximately 153 percent to 12.2 Bcfe, mainly due to a 7.8 Bcfe increase in production from Marcellus wells. Gulf of Mexico production decreased 3.6 Bcfe due to the April 2011 sale of Seneca’s offshore assets. Production in California was relatively flat.

Changes in commodity prices realized after hedging also impacted earnings. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended June 30, 2011, was $5.48 per thousand cubic feet (“Mcf”), a decrease of $0.26 per Mcf compared to the prior year’s third quarter. Higher crude oil prices realized after hedging contributed to the increase in earnings. The weighted average crude oil price received by Seneca (after hedging) for the quarter ended June 30, 2011, was $84.37 per Bbl, an increase of $9.14 per Bbl.

Depletion, lease operating expenses (“LOE”), and general and administrative (“G&A”) expenses for the current year’s third quarter increased over last year’s third quarter due to the higher production activity discussed above. However on a per unit basis, LOE decreased $0.17 per thousand cubic feet equivalent (“Mcfe”) largely due to the increase in Marcellus production which has a lower LOE rate than our Upper Devonian or California production. Depletion was unchanged. G&A increased $0.04 per Mcfe due to higher labor expenses, including additional staffing and relocation costs related to the opening of the Pittsburgh office in the East division during the quarter.

The Exploration and Production segment’s earnings of $93.5 million, or $1.12 per share, for the nine months ended June 30, 2011, increased $8.4 million, or $0.09 per share, when compared with the nine months ended June 30, 2010. The increase was primarily due to natural gas production that was 15.7 Bcf higher than the prior year’s nine-month period.

Overall production for the nine months ended June 30, 2011, increased 38.8 percent to 50.8 Bcfe, an increase of 14.2 Bcfe compared to the prior year’s nine-month period. Production from Seneca’s Appalachia properties increased approximately 177 percent to 31.2 Bcfe, mainly due to a 20.9 Bcfe increase in production from Marcellus wells. In the Gulf of Mexico, production decreased by 5.2 Bcfe due to the April sale of Seneca’s offshore assets. Production in California was relatively flat.

Changes in commodity prices realized after hedging also impacted earnings. The weighted average natural gas price received by Seneca (after hedging) for the nine-month period ended June 30, 2011, was $5.36 per Mcf, a decrease of $0.80 per Mcf from last year’s third quarter. Higher crude oil prices realized after hedging contributed to the increase in earnings. The weighted average crude oil price received by Seneca (after hedging) for the nine-month period ended June 30, 2011, was $80.78 per Bbl, an increase of $5.13 per Bbl.

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Depletion, LOE and G&A expenses for the nine months ended June 30, 2011, increased compared to the prior year’s nine-month period due to the higher production activity discussed above. However, on a per unit basis, LOE decreased $0.14 per Mcfe for the reason described above and G&A expense was unchanged. Depletion increased $0.03 per Mcfe.

Pipeline and Storage Segment

The Pipeline and Storage segment operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and western Pennsylvania.

The Pipeline and Storage segment’s earnings of $4.5 million, or $0.05 per share, for the quarter ended June 30, 2011, decreased $2.7 million, or $0.04 per share, when compared with the same period in the prior fiscal year. The decrease was mostly due to increased operating expenses mainly due to increased pension expense, compressor station maintenance and preliminary survey costs associated with expansion projects and lower firm transportation revenues due to the continued impact of capacity turnbacks at Niagara. Although more volumes of natural gas were transported for shippers under their firm transportation contracts, largely due to colder weather, the impact to revenues was minimal given Supply and Empire’s straight-fixed variable rate design. A higher allowance for funds used during construction (“AFUDC”) associated with the Line N and Tioga expansion projects partially offset the decrease in earnings.

The Pipeline and Storage segment’s earnings of $24.0 million, or $0.29 per share, for the nine months ended June 30, 2011, decreased $6.0 million, or $0.08 per share, when compared with the nine months ended June 30, 2010. The decrease in earnings for the current nine-month period was due to higher operating expenses and lower firm transportation revenues for the reasons described above. Higher depreciation expense and higher property taxes also reduced earnings in the current nine-month period. Higher AFUDC associated with expansion projects had a positive impact on earnings.

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

The Utility segment’s earnings of $6.3 million, or $0.08 per share, for the quarter ended June 30, 2011, increased $0.4 million, or $0.01 per share, compared to the quarter ended June 30, 2010. Colder weather and higher customer usage in Pennsylvania and lower operating expenses in both the New York and Pennsylvania divisions had a positive impact on earnings. The impact of weather variations on earnings in New York is mitigated by that jurisdiction’s weather normalization clause. Higher property taxes, the impact of a change in the calculation of certain regulatory expenses and higher income taxes partially offset the positive impact of the above items.

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The Utility segment’s earnings of $62.4 million, or $0.74 per share, for the nine months ended June 30, 2011, were consistent with earnings of $62.3 million, or $0.75 per share, for the nine months ended June 30, 2010. Colder weather and higher customer usage in Pennsylvania was offset by the impact of a New York regulatory adjustment regarding the timing of collection of certain regulatory expenses. Depreciation expense, property taxes, and income taxes in both jurisdictions were higher than the previous year.

Energy Marketing

National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

The Energy Marketing segment’s earnings for the quarter ended June 30, 2011, of $1.9 million increased $0.5 million compared to the third quarter of the prior year primarily due to lower operating expenses. Earnings for the nine months ended June 30, 2011, in the Energy Marketing segment of $9.1 million increased $0.7 million compared to the prior year’s nine-month period. The increase is due to higher volumes sold to retail customers, improved average margins per Mcf, and lower operating expenses compared to the same period in fiscal 2010.

Corporate and All Other

The Corporate and All Other category includes the following active, wholly owned subsidiaries of the Company: National Fuel Gas Midstream Corporation (“Midstream”), formed to build, own and operate natural gas processing and pipeline gathering facilities in the Appalachian region; and the Northeast division of Seneca Resources Corporation that markets high quality hardwoods from Appalachian land holdings.

Earnings in the Corporate and All Other category for the quarter ended June 30, 2011, were $1.4 million compared to the prior year’s third quarter earnings of $0.1 million. The comparability of the results for the quarters ended June 30, 2011, and June 30, 2010, was impacted by the following item. On September 1, 2010, the Company completed the sale of its landfill gas operations. As a result of this transaction, the Company is presenting the landfill gas operations as discontinued operations. Earnings in the third quarter of fiscal 2010 include a loss from discontinued operations of $0.1 million.

Excluding discontinued operations, Operating Results in the Corporate and All Other category of $1.4 million in the current year third quarter increased $1.2 million from the prior year’s third quarter. Higher earnings from Midstream’s pipeline gathering and natural gas processing operations and sales of standing timber resulted in increased Operating Results. Corporate operating expenses and state franchise taxes were higher than the previous year.

Earnings in the Corporate and All Other category for the nine months ended June 30, 2011, were $32.0 million, an increase of $30.3 million compared to earnings of $1.7 million in the prior year nine-month period. The comparability of the results for the nine months ended June 30, 2011, and the prior year’s nine-month period was impacted by $0.8 million of income from discontinued operations as a result of the sale of the Company’s landfill gas operations described

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above and a $31.4 million gain realized on the of February 2011 Horizon Power, Inc. sale of its interest in certain entities that owned landfill gas electric generation assets.

Excluding these items, Operating Results for the nine months ended June 30, 2011, of $0.6 million decreased $0.3 million from the prior year’s nine-month period. Lower earnings from timber sales (due to the sale of the sawmill operations), lower income from unconsolidated subsidiaries (due to the sale of landfill gas electric generation assets described above), higher corporate operating expenses and higher state franchise taxes more than offset higher earnings from Midstream’s pipeline gathering and natural gas processing operations.

EARNINGS GUIDANCE

The Company is increasing and narrowing its GAAP earnings guidance range for fiscal 2011 to a range of $3.00 to $3.10 per share. The previous guidance range had been $2.83 to $2.98 per share, (inclusive of the $0.37 per share gain on the sale of the Company’s landfill gas electric generation assets) and had assumed flat NYMEX pricing of $4.00 per MMBtu for natural gas and $80.00 per Bbl for crude oil. The revised guidance includes oil and gas production for fiscal 2011 for the Exploration and Production segment in a range between 68 and 71 Bcfe, hedges currently in place, and flat NYMEX commodity pricing on unhedged volumes of $4.00 per MMBtu for natural gas and $90.00 per Bbl for crude oil.

The Company’s preliminary GAAP earnings guidance for fiscal 2012 is in the range of $2.85 to $3.15 per share. This includes oil and gas production for the Exploration and Production segment in the range of 87 to 101 Bcfe and is based on an assumed flat NYMEX price of $4.50 per MMBtu for natural gas and $95.00 per Bbl for crude oil.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, August 5, 2011, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the Investor Relations page on National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-800-901-5259, using the passcode “63064116.” For those unable to listen to the live conference call, a replay will be available at approximately 2 p.m. Eastern Time at the same website link and by phone at (toll-free) 1-888-286-8010, using passcode “46229014.” Both the webcast and telephonic replay will be available until the close of business on Friday, August 12, 2011.

National Fuel is an integrated energy company with $5.1 billion in assets comprised of the following four operating segments: Exploration and Production, Pipeline and Storage, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com or through its investor information service at 1-800-334-2188.

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Analyst Contact:	Timothy J. Silverstein	716-857-6987
Media Contact:	Donna L. DeCarolis	716-857-7872

Certain statements contained herein, including those regarding estimated future earnings, and statements that are identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from terrorist activities, acts of war, major accidents, fires, severe weather, pest infestation or natural disasters; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; changes in laws and regulations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, and exploration and production activities such as hydraulic fracturing; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; significant changes in market dynamics or competitive factors affecting the Company’s ability to retain existing customers or obtain new customers; changes in demographic patterns and weather conditions; changes in the availability and/or price of natural gas or oil and the effect of such changes on the accounting treatment of derivative financial instruments; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the availability and/or cost of derivative financial instruments; changes in the price differential between similar quantities of natural gas at different geographic locations, and the effect of such changes on the demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of oil or natural gas having different quality, heating value or geographic location; changes in the projected profitability of pending or potential projects, investments or transactions; significant differences between the Company’s projected and actual capital expenditures and operating expenses; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; governmental/regulatory actions, initiatives and proceedings, including those involving derivatives, acquisitions, financings, rate cases (which address, among other things, allowed rates of return, rate design and retained natural gas), affiliate relationships, industry structure, franchise renewal, and environmental/safety requirements; unanticipated impacts of restructuring initiatives in the natural gas and electric industries; ability to successfully identify and finance acquisitions or other investments and ability to operate and integrate existing and any subsequently acquired business or properties; changes in actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; significant

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changes in tax rates or policies or in rates of inflation or interest; significant changes in the Company’s relationship with its employees or contractors and the potential adverse effects if labor disputes, grievances or shortages were to occur; changes in accounting principles or the application of such principles to the Company; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY

RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS

QUARTER ENDED JUNE 30, 2011

(Thousands of Dollars)	Exploration & Production	Pipeline & Storage	Utility	Energy Marketing	Corporate / All Other **	Consolidated***

Third quarter 2010 GAAP earnings	$27,883	$7,234	$5,969	$1,411	$88	$42,585
Items impacting comparability:
Loss from discontinued operations					57	$57

Third quarter 2010 operating results	27,883	7,234	5,969	1,411	145	42,642

Drivers of operating results
Higher (lower) crude oil prices	3,950					3,950
Higher (lower) natural gas prices	(2,234)					(2,234)
Higher (lower) natural gas production	16,838					16,838
Higher (lower) crude oil production	(7,091)					(7,091)
Lower (higher) lease operating expenses	(947)					(947)
Lower (higher) depreciation / depletion	(5,203)	(436)			1,324	(4,315)
Higher (lower) processing plant revenues	272					272

Higher (lower) transportation revenues		(852)				(852)
Higher (lower) gathering and processing revenues		—			1,182	1,182
Lower (higher) operating expenses	(1,212)	(2,105)	506	282	(292)	(2,821)
Lower (higher) property, franchise and other taxes	497	—	(358)		(912)	(773)

Usage			600			600
Colder weather in Pennsylvania			1,355			1,355
Regulatory true-up adjustments			(580)			(580)

Higher (lower) income from unconsolidated subsidiaries					(455)	(455)

Higher (lower) margins					(684)	(684)

Higher AFUDC *		502				502
Higher (lower) interest income		—			(2,353)	(2,353)
Lower (higher) interest expense	2,156		—		2,439	4,595

Lower (higher) income tax expense/effective tax rate	(2,169)	264	(905)	131	647	(2,032)

All other / rounding	44	(104)	(259)	67	344	92

Third quarter 2011 GAAP earnings	$32,784	$4,503	$6,328	$1,891	$1,385	$46,891

*	AFUDC = Allowance for Funds Used During Construction
**	Includes discontinued operations
***	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY

RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE

QUARTER ENDED JUNE 30, 2011

	Exploration & Production	Pipeline & Storage	Utility	Energy Marketing	Corporate / All Other **	Consolidated***

Third quarter 2010 GAAP earnings	$0.33	$0.09	$0.07	$0.02	$—	$0.51
Items impacting comparability:
Loss from discontinued operations					—	—

Third quarter 2010 operating results	0.33	0.09	0.07	0.02	—	0.51

Drivers of operating results
Higher (lower) crude oil prices	0.05					0.05
Higher (lower) natural gas prices	(0.03)					(0.03)
Higher (lower) natural gas production	0.20					0.20
Higher (lower) crude oil production	(0.08)					(0.08)
Lower (higher) lease operating expenses	(0.01)					(0.01)
Lower (higher) depreciation / depletion	(0.06)	(0.01)			0.02	(0.05)
Higher (lower) processing plant revenues	—					—

Higher (lower) transportation revenues		(0.01)				(0.01)
Higher (lower) gathering and processing revenues		—			0.01	0.01
Lower (higher) operating expenses	(0.01)	(0.03)	0.01	—	—	(0.03)
Lower (higher) property, franchise and other taxes	0.01	—	—		(0.01)	—

Usage			0.01			0.01
Colder weather in Pennsylvania			0.02			0.02
Regulatory true-up adjustments			(0.01)			(0.01)

Higher (lower) income from unconsolidated subsidiaries					(0.01)	(0.01)

Higher (lower) margins					(0.01)	(0.01)

Higher AFUDC *		0.01				0.01
Higher (lower) interest income		—			(0.03)	(0.03)
Lower (higher) interest expense	0.03		—		0.03	0.06

Lower (higher) income tax expense/effective tax rate	(0.03)	—	(0.01)	—	0.01	(0.03)

All other / rounding	(0.01)	—	(0.01)	—	0.01	(0.01)

Third quarter 2011 GAAP earnings	$0.39	$0.05	$0.08	$0.02	$0.02	$0.56

*	AFUDC = Allowance for Funds Used During Construction
**	Includes discontinued operations
***	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY

RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS

NINE MONTHS ENDED JUNE 30, 2011

(Thousands of Dollars)	Exploration & Production	Pipeline & Storage	Utility	Energy Marketing	Corporate / All Other **	Consolidated***

Nine months ended June 30, 2010 GAAP earnings	$85,046	$30,036	$62,254	$8,472	$1,704	$187,512
Items impacting comparability:
Income from discontinued operations					(771)	(771)

Nine months ended June 30, 2010 operating results	85,046	30,036	62,254	8,472	933	186,741

Drivers of operating results
Higher (lower) crude oil prices	7,278					7,278
Higher (lower) natural gas prices	(19,755)					(19,755)
Higher (lower) natural gas production	62,885					62,885
Higher (lower) crude oil production	(12,292)					(12,292)
Lower (higher) lease operating expenses	(6,397)					(6,397)
Lower (higher) depreciation / depletion	(20,705)	(766)	(559)		3,384	(18,646)
Higher (lower) processing plant revenues	1,127					1,127

Higher (lower) transportation revenues		(2,536)				(2,536)
Higher (lower) gathering and processing revenues		—			3,805	3,805
Lower (higher) operating costs	(5,272)	(3,939)	—	110	(988)	(10,089)
Lower (higher) property, franchise and other taxes	(1,139)	(367)	(892)		(1,243)	(3,641)

Usage			2,100			2,100
Colder weather in Pennsylvania			2,365			2,365
Regulatory true-up adjustments			(2,019)			(2,019)

Higher (lower) income from unconsolidated subsidiaries					(1,556)	(1,556)

Higher (lower) margins				345	(5,682)	(5,337)

Higher AFUDC *		973				973
Higher (lower) interest income	—	—			(5,699)	(5,699)
Lower (higher) interest expense	5,750	—	524		5,952	12,226

Lower (higher) income tax expense/effective tax rate	(2,899)	670	(1,568)	166	552	(3,079)

All other / rounding	(172)	(35)	194	29	1,157	1,173

Nine months ended June 30, 2011 operating results	93,455	24,036	62,399	9,122	615	189,627
Items impacting comparability:
Gain on sale of unconsolidated subsidiaries					31,418	31,418

Nine months ended June 30, 2011 GAAP earnings	$93,455	$24,036	$62,399	$9,122	$32,033	$221,045

*	AFUDC = Allowance for Funds Used During Construction
**	Includes discontinued operations
***	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY

RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE

NINE MONTHS ENDED JUNE 30, 2011

	Exploration & Production	Pipeline & Storage	Utility	Energy Marketing	Corporate / All Other **	Consolidated***

Nine months ended June 30, 2010 GAAP earnings	$1.03	$0.37	$0.75	$0.10	$0.02	$2.27
Items impacting comparability:
Income from discontinued operations					(0.01)	(0.01)

Nine months ended June 30, 2010 operating results	1.03	0.37	0.75	0.10	0.01	2.26

Drivers of operating results
Higher (lower) crude oil prices	0.09					0.09
Higher (lower) natural gas prices	(0.24)					(0.24)
Higher (lower) natural gas production	0.75					0.75
Higher (lower) crude oil production	(0.15)					(0.15)
Lower (higher) lease operating expenses	(0.08)					(0.08)
Lower (higher) depreciation / depletion	(0.25)	(0.01)	(0.01)		0.04	(0.23)
Higher (lower) processing plant revenues	0.01					0.01

Higher (lower) transportation revenues		(0.03)				(0.03)
Higher (lower) gathering and processing revenues		—			0.05	0.05
Lower (higher) operating costs	(0.06)	(0.05)	—	—	(0.01)	(0.12)
Lower (higher) property, franchise and other taxes	(0.01)	—	(0.01)		(0.01)	(0.03)

Usage			0.03			0.03
Colder weather in Pennsylvania			0.03			0.03
Regulatory true-up adjustments			(0.02)			(0.02)

Higher (lower) income from unconsolidated subsidiaries					(0.02)	(0.02)

Higher (lower) margins				—	(0.07)	(0.07)

Higher AFUDC *		0.01				0.01
Higher (lower) interest income	—	—			(0.07)	(0.07)
Lower (higher) interest expense	0.07	—	0.01		0.07	0.15

Lower (higher) income tax expense/effective tax rate	(0.03)	0.01	(0.02)	—	0.01	(0.03)

All other / rounding	(0.01)	(0.01)	(0.02)	0.01	0.01	(0.02)

Nine months ended June 30, 2011 operating results	1.12	0.29	0.74	0.11	0.01	2.27
Items impacting comparability:
Gain on sale of unconsolidated subsidiaries					0.37	0.37

Nine months ended June 30, 2011 GAAP earnings	$1.12	$0.29	$0.74	$0.11	$0.38	$2.64

*	AFUDC = Allowance for Funds Used During Construction
**	Includes discontinued operations
***	Amounts do not reflect intercompany eliminations

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)	Three Months Ended June 30, (Unaudited)		Nine Months Ended June 30, (Unaudited)
	2011	2010	2011	2010
SUMMARY OF OPERATIONS
Operating Revenues	$380,979	$351,992	$1,492,808	$1,474,107

Operating Expenses:
Purchased Gas	112,725	97,195	582,358	601,408
Operation and Maintenance	95,977	96,593	310,148	306,624
Property, Franchise and Other Taxes	20,179	18,594	63,714	57,684
Depreciation, Depletion and Amortization	57,293	50,422	170,617	141,935

	286,174	262,804	1,126,837	1,107,651

Operating Income	94,805	89,188	365,971	366,456

Other Income (Expense):
Income (Loss) from Unconsolidated Subsidiaries	(77)	624	(698)	1,696
Gain on Sale of Unconsolidated Subsidiaries	—	—	50,879	—
Other Income	1,890	851	4,828	2,473
Interest Income	325	568	1,277	2,048
Interest Expense on Long-Term Debt	(17,876)	(21,115)	(55,994)	(65,238)
Other Interest Expense	(1,159)	(1,866)	(4,014)	(5,245)

Income from Continuing Operations Before Income Taxes	77,908	68,250	362,249	302,190

Income Tax Expense	31,017	25,608	141,204	115,449

Income from Continuing Operations	46,891	42,642	221,045	186,741

Income (Loss) from Discontinued Operations, Net of Tax	—	(57)	—	771

Net Income Available for Common Stock	$46,891	$42,585	$221,045	$187,512

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$0.57	$0.52	$2.68	$2.30
Income (Loss) from Discontinued Operations	—	—	—	0.01

Net Income Available for Common Stock	$0.57	$0.52	$2.68	$2.31

Diluted:
Income from Continuing Operations	$0.56	$0.51	$2.64	$2.26
Income (Loss) from Discontinued Operations	—	—	—	0.01

Net Income Available for Common Stock	$0.56	$0.51	$2.64	$2.27

Weighted Average Common Shares:
Used in Basic Calculation	82,687,467	81,801,377	82,436,603	81,178,000

Used in Diluted Calculation	83,782,493	82,970,921	83,649,498	82,556,730

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Thousands of Dollars)	June 30, 2011	September 30, 2010

ASSETS
Property, Plant and Equipment	$5,392,065	$5,637,498
Less - Accumulated Depreciation, Depletion and Amortization	1,607,088	2,187,269

Net Property, Plant and Equipment	3,784,977	3,450,229

Current Assets:
Cash and Temporary Cash Investments	184,710	397,171
Hedging Collateral Deposits	37,984	11,134
Receivables - Net	165,576	132,136
Unbilled Utility Revenue	13,399	20,920
Gas Stored Underground	22,525	48,584
Materials and Supplies - at average cost	28,923	24,987
Other Current Assets	44,786	115,969
Deferred Income Taxes	22,885	24,476

Total Current Assets	520,788	775,377

Other Assets:
Recoverable Future Taxes	151,142	149,712
Unamortized Debt Expense	11,058	12,550
Other Regulatory Assets	524,355	542,801
Deferred Charges	4,989	9,646
Other Investments	84,118	77,839
Investments in Unconsolidated Subsidiaries	1,367	14,828
Goodwill	5,476	5,476
Fair Value of Derivative Financial Instruments	43,347	65,184
Other	1,648	1,983

Total Other Assets	827,500	880,019

Total Assets	$5,133,265	$5,105,625

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders’ Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and Outstanding - 82,700,177 Shares and 82,075,470 Shares, Respectively	$82,700	$82,075
Paid in Capital	644,945	645,619
Earnings Reinvested in the Business	1,198,064	1,063,262

Total Common Shareholders’ Equity Before Items of Other Comprehensive Loss	1,925,709	1,790,956
Accumulated Other Comprehensive Loss	(75,098)	(44,985)

Total Comprehensive Shareholders’ Equity	1,850,611	1,745,971
Long-Term Debt, Net of Current Portion	899,000	1,049,000

Total Capitalization	2,749,611	2,794,971

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	—
Current Portion of Long-Term Debt	150,000	200,000
Accounts Payable	95,182	89,677
Amounts Payable to Customers	25,661	38,109
Dividends Payable	29,358	28,316
Interest Payable on Long-Term Debt	15,953	30,512
Customer Advances	1,021	27,638
Customer Security Deposits	17,672	18,320
Other Accruals and Current Liabilities	133,856	71,592
Fair Value of Derivative Financial Instruments	44,607	20,160

Total Current and Accrued Liabilities	513,310	524,324

Deferred Credits:
Deferred Income Taxes	919,145	800,758
Taxes Refundable to Customers	70,343	69,585
Unamortized Investment Tax Credit	2,761	3,288
Cost of Removal Regulatory Liability	133,759	124,032
Other Regulatory Liabilities	92,811	89,334
Pension and Other Post-Retirement Liabilities	435,517	446,082
Asset Retirement Obligations	65,583	101,618
Other Deferred Credits	150,425	151,633

Total Deferred Credits	1,870,344	1,786,330

Commitments and Contingencies	—	—

Total Capitalization and Liabilities	5,133,265	$5,105,625

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended June 30,
(Thousands of Dollars)	2011	2010

Operating Activities:
Net Income Available for Common Stock	$221,045	$187,512
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Gain on Sale of Unconsolidated Subsidiaries	(50,879)	—
Depreciation, Depletion and Amortization	170,617	142,433
Deferred Income Taxes	140,326	63,813
(Income) Loss from Unconsolidated Subsidiaries, Net of Cash Distributions	4,976	904
Excess Tax Costs (Benefits) Associated with Stock-Based Compensation Awards	1,224	(13,207)
Other	2,375	7,884
Change in:
Hedging Collateral Deposits	(26,850)	(7,374)
Receivables and Unbilled Utility Revenue	(25,919)	6,676
Gas Stored Underground and Materials and Supplies	22,387	20,384
Prepayments and Other Current Assets	69,960	39,043
Accounts Payable	5,506	127
Amounts Payable to Customers	(12,448)	(54,764)
Customer Advances	(26,617)	(23,526)
Customer Security Deposits	(648)	1,188
Other Accruals and Current Liabilities	36,743	30,961
Other Assets	20,255	29,197
Other Liabilities	(15,771)	(11,358)

Net Cash Provided by Operating Activities	$536,282	$419,893

Investing Activities:
Capital Expenditures	($583,739)	($327,513)
Net Proceeds from Sale of Unconsolidated Subsidiaries	59,365	—
Net Proceeds from Sale of Oil and Gas Producing Properties	69,435	—
Other	(2,908)	(273)

Net Cash Used in Investing Activities	($457,847)	($327,786)

Financing Activities:
Excess Tax (Costs) Benefits Associated with Stock-Based Compensation Awards	($1,224)	$13,207
Reduction of Long-Term Debt	(200,000)	—
Dividends Paid on Common Stock	(85,201)	(81,318)
Net Proceeds From Issuance (Repurchase) of Common Stock	(4,471)	26,798

Net Cash Used in Financing Activities	($290,896)	($41,313)

Net Increase (Decrease) in Cash and Temporary Cash Investments	(212,461)	50,794
Cash and Temporary Cash Investments at October 1	397,171	408,053

Cash and Temporary Cash Investments at June 30	$184,710	$458,847

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
	2011	2010	Variance	2011	2010	Variance
EXPLORATION AND PRODUCTION SEGMENT
Operating Revenues	$130,974	$112,802	$18,172	$388,571	$328,312	$60,259

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	11,342	8,353	2,989	35,330	25,700	9,630
Lease Operating Expense	17,421	15,964	1,457	53,736	43,895	9,841
All Other Operation and Maintenance Expense	1,252	2,400	(1,148)	5,196	6,734	(1,538)
Property, Franchise and Other Taxes	2,114	2,878	(764)	9,634	7,881	1,753
Depreciation, Depletion and Amortization	36,964	28,959	8,005	110,615	78,762	31,853

	69,093	58,554	10,539	214,511	162,972	51,539

Operating Income	61,881	54,248	7,633	174,060	165,340	8,720

Other Income (Expense):
Interest Income	(10)	190	(200)	(11)	500	(511)
Other Income	1	—	1	1	—	1
Other Interest Expense	(3,817)	(7,259)	3,442	(13,825)	(23,013)	9,188

Income Before Income Taxes	58,055	47,179	10,876	160,225	142,827	17,398
Income Tax Expense	25,271	19,296	5,975	66,770	57,781	8,989

Net Income	$32,784	$27,883	$4,901	$93,455	$85,046	$8,409

Net Income Per Share (Diluted)	$0.39	$0.33	$0.06	$1.12	$1.03	$0.09

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	2011	2010	Variance	2011	2010	Variance
PIPELINE AND STORAGE SEGMENT
Revenues from External Customers	$29,933	$32,086	$(2,153)	$103,115	$107,560	$(4,445)
Intersegment Revenues	20,324	19,466	858	60,838	60,289	549

Total Operating Revenues	50,257	51,552	(1,295)	163,953	167,849	(3,896)

Operating Expenses:
Purchased Gas	11	67	(56)	(14)	139	(153)
Operation and Maintenance	21,643	18,404	3,239	61,627	55,566	6,061
Property, Franchise and Other Taxes	5,173	5,119	54	15,781	15,216	565
Depreciation, Depletion and Amortization	9,567	8,895	672	27,796	26,617	1,179

	36,394	32,485	3,909	105,190	97,538	7,652

Operating Income	13,863	19,067	(5,204)	58,763	70,311	(11,548)

Other Income (Expense):
Interest Income	73	65	8	252	117	135
Other Income	621	119	502	1,336	365	971
Other Interest Expense	(6,423)	(6,507)	84	(19,505)	(19,684)	179

Income Before Income Taxes	8,134	12,744	(4,610)	40,846	51,109	(10,263)
Income Tax Expense	3,631	5,510	(1,879)	16,810	21,073	(4,263)

Net Income	$4,503	$7,234	$(2,731)	$24,036	$30,036	$(6,000)

Net Income Per Share (Diluted)	$0.05	$0.09	$(0.04)	$0.29	$0.37	$(0.08)

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
	2011	2010	Variance	2011	2010	Variance
UTILITY SEGMENT
Revenues from External Customers	$146,215	$126,326	$19,889	$750,802	$707,323	$43,479
Intersegment Revenues	3,475	2,653	822	14,680	13,315	1,365

Total Operating Revenues	149,690	128,979	20,711	765,482	720,638	44,844

Operating Expenses:
Purchased Gas	68,667	50,404	18,263	429,716	389,992	39,724
Operation and Maintenance	42,524	42,899	(375)	146,549	146,327	222
Property, Franchise and Other Taxes	11,031	10,140	891	34,933	33,142	1,791
Depreciation, Depletion and Amortization	10,363	10,129	234	30,986	30,125	861

	132,585	113,572	19,013	642,184	599,586	42,598

Operating Income	17,105	15,407	1,698	123,298	121,052	2,246

Other Income (Expense):
Interest Income	38	164	(126)	485	1,018	(533)
Other Income	300	267	33	897	780	117
Other Interest Expense	(8,659)	(8,998)	339	(26,247)	(27,053)	806

Income Before Income Taxes	8,784	6,840	1,944	98,433	95,797	2,636
Income Tax Expense	2,456	871	1,585	36,034	33,543	2,491

Net Income	$6,328	$5,969	$359	$62,399	$62,254	$145

Net Income Per Share (Diluted)	$0.08	$0.07	$0.01	$0.74	$0.75	$(0.01)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	2011	2010	Variance	2011	2010	Variance
ENERGY MARKETING SEGMENT
Revenues from External Customers	$71,746	$72,830	$(1,084)	$246,719	$303,103	$(56,384)
Intersegment Revenues	156	—	156	156	—	156

Total Operating Revenues	71,902	72,830	(928)	246,875	303,103	(56,228)

Operating Expenses:
Purchased Gas	67,711	68,704	(993)	227,716	284,473	(56,757)
Operation and Maintenance	1,415	1,847	(432)	4,553	4,723	(170)
Property, Franchise and Other Taxes	8	7	1	34	24	10
Depreciation, Depletion and Amortization	9	11	(2)	28	32	(4)

	69,143	70,569	(1,426)	232,331	289,252	(56,921)

Operating Income	2,759	2,261	498	14,544	13,851	693

Other Income (Expense):
Interest Income	36	15	21	72	28	44
Other Income	27	12	15	61	58	3
Other Interest Expense	(4)	(6)	2	(15)	(21)	6

Income Before Income Taxes	2,818	2,282	536	14,662	13,916	746
Income Tax Expense	927	871	56	5,540	5,444	96

Net Income	$1,891	$1,411	$480	$9,122	$8,472	$650

Net Income Per Share (Diluted)	$0.02	$0.02	$—	$0.11	$0.10	$0.01

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
	2011	2010	Variance	2011	2010	Variance
ALL OTHER
Revenues from External Customers	$1,873	$7,724	$(5,851)	$2,895	$27,157	$(24,262)
Intersegment Revenues	2,810	1,418	1,392	7,026	1,418	5,608

Total Operating Revenues	4,683	9,142	(4,459)	9,921	28,575	(18,654)

Operating Expenses:
Purchased Gas	—	—	—	48	—	48
Operation and Maintenance	944	6,316	(5,372)	3,130	18,413	(15,283)
Property, Franchise and Other Taxes	90	381	(291)	490	1,211	(721)
Depreciation, Depletion and Amortization	203	2,250	(2,047)	630	5,872	(5,242)

	1,237	8,947	(7,710)	4,298	25,496	(21,198)

Operating Income (Loss)	3,446	195	3,251	5,623	3,079	2,544

Other Income (Expense):
Income (Loss) from Unconsolidated Subsidiaries	(77)	624	(701)	(698)	1,696	(2,394)
Gain on Sale of Unconsolidated Subsidiaries	—	—	—	50,879	—	50,879
Interest Income	48	39	9	197	95	102
Other Income	254	(7)	261	289	32	257
Other Interest Expense	(541)	(541)	—	(1,637)	(1,610)	(27)

Income from Continuing Operations Before Income Taxes	3,130	310	2,820	54,653	3,292	51,361
Income Tax Expense	417	67	350	20,333	1,138	19,195

Income from Continuing Operations	2,713	243	2,470	34,320	2,154	32,166

Income (Loss) from Discontinued Operations, Net of Tax	—	(57)	57	—	771	(771)

Net Income	$2,713	$186	$2,527	$34,320	$2,925	$31,395

Income from Continuing Operations Per Share (Diluted)	$0.03	$—	$0.03	$0.41	$0.03	$0.38
Income (Loss) from Discontinued Operations, Net of Tax, Per Share (Diluted)	—	—	—	—	0.01	(0.01)

Net Income Per Share (Diluted)	$0.03	$—	$0.03	$0.41	$0.04	$0.37

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS

(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
	2011	2010	Variance	2011	2010	Variance
CORPORATE
Revenues from External Customers	$238	$224	$14	$706	$652	$54
Intersegment Revenues	1,028	1,003	25	2,955	2,545	410

Total Operating Revenues	1,266	1,227	39	3,661	3,197	464

Operating Expenses:
Operation and Maintenance	3,565	2,970	595	10,574	9,637	937
Property, Franchise and Other Taxes	1,763	69	1,694	2,842	210	2,632
Depreciation, Depletion and Amortization	187	178	9	562	527	35

	5,515	3,217	2,298	13,978	10,374	3,604

Operating Loss	(4,249)	(1,990)	(2,259)	(10,317)	(7,177)	(3,140)

Other Income (Expense):
Interest Income	18,897	22,525	(3,628)	58,717	67,587	(8,870)
Other Income	687	460	227	2,244	1,238	1,006
Interest Expense on Long-Term Debt	(17,876)	(21,115)	3,239	(55,994)	(65,238)	9,244
Other Interest Expense	(472)	(985)	513	(1,220)	(1,161)	(59)

Loss Before Income Taxes	(3,013)	(1,105)	(1,908)	(6,570)	(4,751)	(1,819)
Income Tax Benefit	(1,685)	(1,007)	(678)	(4,283)	(3,530)	(753)

Net Loss	$(1,328)	$(98)	$(1,230)	$(2,287)	$(1,221)	$(1,066)

Net Loss Per Share (Diluted)	$(0.01)	$—	$(0.01)	$(0.03)	$(0.02)	$(0.01)

	Three Months Ended June 30,			Nine Months Ended June 30,
	2011	2010	Variance	2011	2010	Variance
INTERSEGMENT ELIMINATIONS
Intersegment Revenues	$(27,793)	$(24,540)	$(3,253)	$(85,655)	$(77,567)	$(8,088)

Operating Expenses:
Purchased Gas	(23,664)	(21,980)	(1,684)	(75,108)	(73,196)	(1,912)
Operation and Maintenance	(4,129)	(2,560)	(1,569)	(10,547)	(4,371)	(6,176)

	(27,793)	(24,540)	(3,253)	(85,655)	(77,567)	(8,088)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(18,757)	(22,430)	3,673	(58,435)	(67,297)	8,862
Other Interest Expense	18,757	22,430	(3,673)	58,435	67,297	(8,862)

Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)

(Thousands of Dollars)

	Three Months Ended June 30, (Unaudited)					Nine Months Ended June 30, (Unaudited)
	2011		2010		Increase (Decrease)	2011		2010		Increase (Decrease)

Capital Expenditures:
Exploration and Production	$158,321	(1)	$82,863	(4)	$75,458	$473,515	(1)(2)	$273,849	(4)(5)	$199,666
Pipeline and Storage	35,471	(3)	6,765		28,706	74,969	(3)	22,243		52,726
Utility	13,994		13,988		6	39,429		39,513		(84)
Energy Marketing	68		140		(72)	329		239		90

Total Reportable Segments	207,854		103,756		104,098	588,242		335,844		252,398
All Other	4,018		2,083		1,935	6,287		5,866	(5)	421
Corporate	193		68		125	208		202		6

Total Expenditures from Continuing Operations	212,065		105,907		106,158	594,737		341,912		252,825
Discontinued Operations	—		68		(68)	—		122		(122)

Total Capital Expenditures	$212,065		$105,975		$106,090	$594,737		$342,034		$252,703

(1)

Amount for the quarter and nine months ended June 30, 2011 includes $60.7 million of accrued capital expenditures, the majority of which was in the Appalachian region. This amount has been excluded from the Consolidated Statement of Cash Flows at June 30, 2011 since it represents a non-cash investing activity at that date.

(2)

Capital expenditures for the Exploration and Production segment for the nine months ended June 30, 2011 exclude $55.5 million of capital expenditures, the majority of which was in the Appalachian region. This amount was accrued at September 30, 2010 and paid during the nine months ended June 30, 2011. This amount was excluded from the Consolidated Statements of Cash Flows at September 30, 2010 since it represented a non-cash investing activity at that date. This amount has been included in the Consolidated Statement of Cash Flows at June 30, 2011.

(3)

Amount for the quarter and nine months ended June 30, 2011 includes $5.9 million of accrued capital expenditures. This amount has been excluded from the Consolidated Statement of Cash Flows at June 30, 2011 since it represents a non-cash investing activity at that date.

(4)

Amount for the quarter and nine months ended June 30, 2010 includes $24.3 million of accrued capital expenditures, the majority of which was in the Appalachian region. This amount has been excluded from the Consolidated Statement of Cash Flows at June 30, 2010 since it represents a non-cash investing activity at that date.

(5)

Capital expenditures for the Exploration and Production segment for the nine months ended June 30, 2010 exclude $9.1 million of capital expenditures, the majority of which was in the Appalachian region. Capital expenditures for All Other for the nine months ended June 30, 2010 exclude $0.7 million of capital expenditures related to the construction of the Midstream Covington Gathering System. Both of these amounts were accrued at September 30, 2009 and paid during the nine months ended June 30, 2010. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2009 since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2010.

DEGREE DAYS

				Percent Colder (Warmer) Than:
	Normal	2011	2010	Normal (1)	Last Year (1)

Three Months Ended June 30

Buffalo, NY	927	848	665	(8.5)	27.5
Erie, PA	885	812	631	(8.2)	28.7

Nine Months Ended June 30

Buffalo, NY	6,514	6,674	6,152	2.5	8.5
Erie, PA	6,108	6,284	5,842	2.9	7.6

(1)	Percents compare actual 2011 degree days to normal degree days and actual 2011 degree days to actual 2010 degree days.

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended				Nine Months Ended
	June 30,				June 30,
	2011		2010	Increase (Decrease)	2011	2010	Increase (Decrease)

Gas Production/Prices:
Production (MMcf)
Gulf Coast	22		2,745	(2,723)	4,092	8,079	(3,987)
West Coast	826		940	(114)	2,616	2,866	(250)
Appalachia	12,090		4,741	7,349	31,020	11,084	19,936

Total Production	12,938		8,426	4,512	37,728	22,029	15,699

Average Prices (Per Mcf)
Gulf Coast	N/M		$4.95	N/M	$5.02	$5.26	$(0.24)
West Coast	$4.87		4.38	$0.49	4.40	4.92	(0.52)
Appalachia	4.55		4.45	0.10	4.36	5.10	(0.74)
Weighted Average	4.67		4.61	0.06	4.44	5.13	(0.69)
Weighted Average after Hedging	5.48		5.74	(0.26)	5.36	6.16	(0.80)

Oil Production/Prices:
Production (Thousands of Barrels)
Gulf Coast	(9	)(1)	135	(144)	187	389	(202)
West Coast	661		661	—	1,958	2,007	(49)
Appalachia	13		13	—	35	34	1

Total Production	665		809	(144)	2,180	2,430	(250)

Average Prices (Per Barrel)
Gulf Coast	N/M		$76.42	N/M	$88.57	$78.64	$9.93
West Coast	$108.30		71.92	$36.38	94.74	71.79	22.95
Appalachia	92.89		74.90	17.99	87.36	77.77	9.59
Weighted Average	107.97		72.72	35.25	94.10	72.97	21.13
Weighted Average after Hedging	84.37		75.23	9.14	80.78	75.65	5.13

Total Production (Mmcfe)	16,928		13,280	3,648	50,808	36,609	14,199

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (2)	$0.67		$0.63	$0.04	$0.70	$0.70	$—
Lease Operating Expense per Mcfe (2)	$1.03		$1.20	$(0.17)	$1.06	$1.20	$(0.14)
Depreciation, Depletion & Amortization per Mcfe (2)	$2.18		$2.18	$—	$2.18	$2.15	$0.03

(1)	The sale of Gulf Coast properties in April 2011 and various adjustments to prior months’ production resulted in negative oil production.
(2)	Refer to page 17 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

N/M Not Meaningful

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for the Remaining Three Months of Fiscal 2011

SWAPS	Volume	Average Hedge Price
Oil	0.4 MMBBL	$70.93 / BBL
Gas	10.6 BCF	$5.77/ MCF

Hedging Summary for Fiscal 2012

SWAPS	Volume	Average Hedge Price
Oil	1.6 MMBBL	$77.03 / BBL
Gas	35.0 BCF	$5.89 / MCF

Hedging Summary for Fiscal 2013

SWAPS	Volume	Average Hedge Price
Oil	0.9 MMBBL	$86.21 / BBL
Gas	23.9 BCF	$5.67 / MCF

Hedging Summary for Fiscal 2014

SWAPS	Volume	Average Hedge Price
Oil	0.2 MMBBL	$94.90 / BBL
Gas	4.6 BCF	$5.89 / MCF

Gross Wells in Process of Drilling

Nine Months Ended June 30, 2011

			East
	Gulf	West	Marcellus Shale		Upper Devonian	Total Company

Wells in Process - Beginning Period
Exploratory	0.00	0.00	4.00		23.00	27.00
Developmental	1.00	0.00	58.00	(1)	19.00	78.00
Wells Commenced
Exploratory	0.00	1.00	7.00		0.00	8.00
Developmental	1.00	43.00	64.00		3.00	111.00
Wells Completed
Exploratory	0.00	1.00	8.00		3.00	12.00
Developmental	2.00	41.00	38.00		3.00	84.00
Wells Plugged & Abandoned
Exploratory	0.00	0.00	0.00		5.00	5.00
Developmental	0.00	1.00	0.00		7.00	8.00
Wells in Process - End of Period
Exploratory	0.00	0.00	3.00		15.00	18.00
Developmental	0.00	1.00	84.00		12.00	97.00

(1)	Amount increased by 19 for wells overlooked in the prior year.

Net Wells in Process of Drilling

Nine Months Ended June 30, 2011

			East
	Gulf	West	Marcellus Shale		Upper Devonian	Total Company
Wells in Process - Beginning Period
Exploratory	0.00	0.00	4.00		22.00	26.00
Developmental	0.20	0.00	36.50	(2)	18.00	54.70
Wells Commenced
Exploratory	0.00	0.13	7.00		0.00	7.13
Developmental	0.20	42.31	49.16		2.60	94.27
Wells Completed
Exploratory	0.00	0.13	8.00		3.00	11.13
Developmental	0.40	40.31	30.16		2.60	73.47
Wells Plugged & Abandoned
Exploratory	0.00	0.00	0.00		5.00	5.00
Developmental	0.00	1.00	0.00		7.00	8.00
Wells in Process - End of Period
Exploratory	0.00	0.00	3.00		14.00	17.00
Developmental	0.00	1.00	55.50		11.00	67.50

(2)

Marcellus Shale net developmental wells were increased by 1.88 due to the acquisition of a joint venture partner’s working interest in seven wells, which totaled 1.88 net wells. In addition, this amount increased by 12 for wells overlooked in the prior year.

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Fiscal 2012 Financial & Operating Guidance

Total Production (Bcfe)	87 - 101

Production by Division (Bcfe)
East	68 - 80
West	19 - 21

Guidance Based on Crude Oil Average 2011 NYMEX Price ($/Bbl) (without hedges) of $95.00

Forecast price differentials
West	-$3.00 to +$3.00

Guidance Based on Natural Gas Average 2011 NYMEX Price ($/MMBtu) (without hedges) of $4.50

Forecast price differentials
East	-$0.10 to +$0.10
West	-$0.10 to -$0.30

Cost and Expenses $ per Mcfe
Lease Operating Expenses	$0.85 - $1.00
Depreciation, Depletion and Amortization	$2.20 - $2.30
Other Taxes	$0.10 - $0.20

Other Operating Expenses	$7MM - $9MM
General and Administrative	$54MM - $58MM

Capital Investment by Division

Number of Gross Wells to be Drilled
		Horizontal	Vertical
East	$740MM - $820MM	115 - 140	10 - 20
West	$45MM - $55MM		55 - 80
Total	$785MM - $875MM

Earnings per share sensitivity to changes from prices used in guidance* ^

$1 change per MMBtu gas		$5 change per Bbl oil
Increase	Decrease	Increase	Decrease

+ $0.31	- $0.31	+ $0.04	- $0.04

*	Please refer to forward looking statement footnote beginning at page 8 of this document.
^	This sensitivity table is current as of August 4, 2011 and only considers revenue from the Exploration and Production segment’s crude oil and natural gas sales. This revenue is based upon pricing used in the Company’s earnings forecast. For its fiscal 2012 earnings forecast, the Company is utilizing flat NYMEX equivalent commodity pricing, exclusive of basis differential, of $4.50 per MMBtu for natural gas and $95 per Bbl for crude oil. The sensitivities will become obsolete with the passage of time, changes in Seneca’s production forecast, changes in basis differential, as additional hedging contracts are entered into, and with the settling of hedge contracts at their maturity.

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

Pipeline & Storage Throughput- (millions of cubic feet - MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
	2011	2010	Increase (Decrease)	2011	2010	Increase (Decrease)
Firm Transportation - Affiliated	17,538	15,438	2,100	95,884	89,201	6,683
Firm Transportation - Non-Affiliated	35,788	37,010	(1,222)	170,661	156,032	14,629
Interruptible Transportation	489	1,016	(527)	1,709	3,575	(1,866)

	53,815	53,464	351	268,254	248,808	19,446

Utility Throughput - (MMcf)

	Three Months Ended June 30,			Nine Months Ended June 30,
	2011	2010	Increase (Decrease)	2011	2010	Increase (Decrease)
Retail Sales:
Residential Sales	8,867	7,055	1,812	54,075	50,292	3,783
Commercial Sales	1,203	920	283	8,044	7,666	378
Industrial Sales	79	66	13	618	512	106

	10,149	8,041	2,108	62,737	58,470	4,267
Off-System Sales	867	1,124	(257)	6,188	4,034	2,154
Transportation	12,335	10,530	1,805	57,916	51,957	5,959

	23,351	19,695	3,656	126,841	114,461	12,380

Energy Marketing Volumes

	Three Months Ended June 30,			Nine Months Ended June 30,
	2011	2010	Increase (Decrease)	2011	2010	Increase (Decrease)
Natural Gas (MMcf)	13,508	13,047	461	45,863	51,144	(5,281)

NATIONAL FUEL GAS COMPANY

AND SUBSIDIARIES

	2011	2010
Quarter Ended June 30 (unaudited)

Operating Revenues	$380,979,000	$351,992,000

Income from Continuing Operations	$46,891,000	$42,642,000
Loss from Discontinued Operations, Net of Tax	—	(57,000)

Net Income Available for Common Stock	$46,891,000	$42,585,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$0.57	$0.52
Loss from Discontinued Operations	—	—

Net Income Available for Common Stock	$0.57	$0.52

Diluted:
Income from Continuing Operations	$0.56	$0.51
Loss from Discontinued Operations	—	—

Net Income Available for Common Stock	$0.56	$0.51

Weighted Average Common Shares:
Used in Basic Calculation	82,687,467	81,801,377

Used in Diluted Calculation	83,782,493	82,970,921

Nine Months Ended June 30 (unaudited)

Operating Revenues	$1,492,808,000	$1,474,107,000

Income from Continuing Operations	$221,045,000	$186,741,000
Income from Discontinued Operations, Net of Tax	—	771,000

Net Income Available for Common Stock	$221,045,000	$187,512,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$2.68	$2.30
Income from Discontinued Operations	—	0.01

Net Income Available for Common Stock	$2.68	$2.31

Diluted:
Income from Continuing Operations	$2.64	$2.26
Income from Discontinued Operations	—	0.01

Net Income Available for Common Stock	$2.64	$2.27

Weighted Average Common Shares:
Used in Basic Calculation	82,436,603	81,178,000

Used in Diluted Calculation	83,649,498	82,556,730

Twelve Months Ended June 30 (unaudited)

Operating Revenues	$1,779,205,000	$1,750,902,000

Income from Continuing Operations	$253,438,000	$216,684,000
Income (Loss) from Discontinued Operations, Net of Tax	6,009,000	(2,174,000)

Net Income Available for Common Stock	259,447,000	$214,510,000

Earnings Per Common Share:
Basic:
Income from Continuing Operations	$3.08	$2.68
Income (Loss) from Discontinued Operations	0.07	(0.03)

Net Income Available for Common Stock	$3.15	$2.65

Diluted:
Income from Continuing Operations	$3.04	$2.63
Income (Loss) from Discontinued Operations	0.07	(0.02)

Net Income Available for Common Stock	$3.11	$2.61

Weighted Average Common Shares:
Used in Basic Calculation	82,321,791	80,941,793

Used in Diluted Calculation	83,508,416	82,335,561